UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2025

Brag House Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Park Street,
Montclair, NJ 07042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (413) 398-2845

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2025, Brag House Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with twelve accredited investors (the “Investors”) for a private investment in public equity (the “PIPE Offering”) of 15,000 shares of its Series B Convertible Preferred Stock par value $0.0001 per share (the “Series B Preferred Stock”) convertible into 15,923,567 shares of common stock, par value $0.0001 (the “Common Stock”), at a conversion price of $0.942 per share of Series B Convertible Stock, and an aggregate of 15,923,567 warrants (the “PIPE Warrants”) to acquire up to 15,923,567 shares of Common Stock. The purchase price of the securities was $1,000 per share of Series B Convertible Stock and accompanying 1,061.5711 PIPE Warrants to acquire up to 1,061.5711 shares of Common Stock, subject to beneficial ownership limitations set by the holder. The PIPE Warrants issued in the PIPE Offering are exercisable immediately upon issuance at an exercise price of $0.817 per share and will expire five years from the date of issuance.

The PIPE Offering closed on July 30, 2025, with aggregate gross proceeds totaling approximately $15 million, before deducting placement agent fees and other expenses. The Company intends to use the proceeds from the PIPE Offering for general corporate and working capital purposes.

The exercise price and number of shares of Common Stock issuable upon exercise of the PIPE Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, the Investors may not exercise any portion of the PIPE Warrants to the extent that the Investors would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the outstanding Common Stock after exercise. In the event of certain fundamental transactions, the holder of the PIPE Warrants will have the right to receive the Black Scholes Value (as defined in the PIPE Warrants) of its PIPE Warrants calculated pursuant to a formula set forth in the PIPE Warrants, payable in cash. There is no trading market available for the PIPE Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the PIPE Warrants on any securities exchange or nationally recognized trading system.

Revere Securities, LLC acted as placement agent (the “Placement Agent”) in connection with the PIPE Offering, pursuant to that certain Placement Agency Agreement, dated as of July 24, 2025, between the Company and the Placement Agent, pursuant to which the Company paid the Placement Agent (i) a cash fee equal to 8.00% of the aggregate gross proceeds from the sale of the shares of the Series B Preferred Stock in the PIPE Offering, provided, however, that the cash fee for the proceeds that were not sourced by the Placement Agent was 6.00% and (ii) reimbursement for certain of out-of-pocket expenses, including (a) legal fees of $150,000 and (b) up to $50,000 in documented out-of-pocket expenses incurred in connection with the PIPE Offering, excluding legal fees.

The securities being offered and sold by the Company in the PIPE Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered shares issuable upon the conversion of the Series B Preferred Stock and the shares issuable upon exercise of the unregistered warrants pursuant to a Registration Rights Agreement entered into between the Company and the Investors (the “Registration Rights Agreement”).

Following the closing of the PIPE Offering, the Company believes its pro forma stockholders’ equity is above $2.5 million, in compliance with Nasdaq Listing Rule 5550(b)(1).

The foregoing descriptions of the PIPE Warrants, Securities Purchase Agreement, Placement Agency Agreement, and Registration Rights Agreement (collectively, the “Transaction Documents”), do not purport to be a complete description and are qualified in its entirety by reference to the full text of the Transaction Documents, copies of which are filed herewith as Exhibits 4.1, 10.1, 10.2, 10.3, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the offer and sale of the shares of Series B Preferred Stock and the PIPE Warrants to the Investors pursuant to the Securities Purchase Agreement is incorporated herein by reference. The shares of Series B Preferred Stock and the PIPE Warrants issued and sold under the Securities Purchase Agreement as described in Item 1.01 were offered and sold by the Company in reliance upon an exemption from registration pursuant to Rule 506 promulgated pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the PIPE Offering, on July 25, 2025, as amended on July 30, 2025, the Company filed a Certificate of Designation of Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware (collectively, the “Certificate of Designation”). Prior to the issuance of any Series B Preferred Stock shares, the Company filed an amendment to the Certificate of Designation on July 30th to amend the voting rights to state that holders of Series B Preferred Stock shares are not entitled to any voting rights other than any vote required by law or the Company’s Certificate of Incorporation.

The stated value of the Series B Preferred Stock is $1,000 per share. The conversion price of the Series B Preferred Stock is $0.942 per share.

The foregoing description of the Certificate of Designation does not purport to be a complete description and is qualified in its entirety by reference to the Certificate of Designation, which is filed herewith as Exhibit 3.1 and incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 3.03 above are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On July 24, 2025, the Company issued a press release announcing the pricing of the PIPE Offering. A copy of the pricing press release is filed as Exhibit 99.1 to this Form 8-K.

On July 30, 2025, the Company issued a press release announcing the closing of the PIPE Offering. A copy of the closing press release is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series B Preferred Stock
4.1	Common Stock Purchase Warrant
10.1	Securities Purchase Agreement
10.2	Placement Agency Agreement
10.3	Registration Rights Agreement
99.1	Pricing Press Release dated July 24, 2025
99.2	Closing Press Release dated July 30, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2025	BRAG HOUSE HOLDINGS, INC.

	By:	/s/ Lavell Juan Malloy, II
	Name:	Lavell Juan Malloy, II
	Title:	Chief Executive Officer

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